Exhibit 10.3

BOND GUARANTEE

from

NAVISTAR, INC.,

as Guarantor

to

CITIBANK, N.A.,

as Trustee

Dated as of July 1, 2020

$225,000,000

Illinois Finance Authority

Recovery Zone Facility Refunding Revenue Bonds

(Navistar International Corporation Project) Series 2020

BOND GUARANTEE

This BOND GUARANTEE is made and entered into as of July 1, 2020 (this “Bond Guarantee”), from NAVISTAR, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Guarantor”), to CITIBANK, N.A., a national banking association duly organized and existing under the laws of the United States of America and having a corporate trust office in New York, New York, as trustee (the “Trustee”) under the Indenture referred to below.

W I T N E S S E T H :

WHEREAS, the Illinois Finance Authority, a body politic and corporate duly created and validly existing under the Constitution and laws of the State of Illinois (the “Authority”), intends to issue its Recovery Zone Facility Refunding Revenue Bonds (Navistar International Corporation Project) Series 2020 (the “Bonds”) in the aggregate principal amount of $225,000,000 under and pursuant to an Indenture dated as of July 1, 2020 (the “Indenture”), from the Authority to the Trustee (all terms capitalized herein and not defined shall have the meanings ascribed to such terms in the Indenture);

WHEREAS, the proceeds derived from the issuance of the Bonds are to be used, together with certain other funds of Navistar International Corporation (the “Company”), to refund (i) $135,000,000 in aggregate principal amount of Illinois Finance Authority Recovery Zone Facility Revenue Bonds (Navistar International Corporation Project) Series 2010 (the “IFA 2010 Bonds”) and (ii) $90,000,000 in aggregate principal amount of The County of Cook, Illinois Recovery Zone Facility Revenue Bonds (Navistar International Corporation Project) Series 2010 (the “Cook County 2010 Bonds”);

WHEREAS, the proceeds of the IFA 2010 Bonds and the Cook County 2010 Bonds were used to pay certain costs of acquiring, constructing, installing, improving, expanding and equipping certain facilities and other capital improvements used by the Company or by the Guarantor, a subsidiary of the Company;

WHEREAS, the Company will make payments under the Loan Agreement dated as of July 1, 2020 (the “Loan Agreement”), between the Authority and the Company, sufficient to pay when due (whether at stated maturity, upon redemption, by acceleration or otherwise) the principal and Purchase Price (as defined in the Indenture) of, premium, if any, and interest on the Bonds; and

WHEREAS, the Guarantor desires that the Authority issue the Bonds and apply the proceeds as aforesaid and is willing to enter into this Bond Guarantee in order to enhance the marketability of the Bonds and thereby achieve interest cost and other savings for the Company, and in order to provide an inducement to the purchase of the Bonds by all who shall at any time become the registered owners of the Bonds (collectively, the “Bondholders” or the “Holders”);

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor does hereby represent, warrant, covenant and agree with the Trustee for the benefit of the Bondholders as follows:

ARTICLE I

DEFINITIONS; REPRESENTATIONS AND WARRANTIES OF GUARANTOR

Section 1.1.    Definitions. The capitalized terms used in this Bond Guarantee, unless the context requires otherwise or unless otherwise defined herein, shall have the same meanings as set forth in the Indenture.

Section 1.2.    Guarantor Representations and Warranties. The Guarantor represents, warrants and covenants as follows:

(a)    The Guarantor is duly incorporated under the laws of the State of Delaware, is in good standing in the State of Delaware and the State of Illinois and is duly authorized to conduct its business in the State of Illinois. The Guarantor has all authority under the laws of the State of Delaware, the State of Illinois and its Articles of Incorporation to enter into, execute, deliver and perform this Bond Guarantee, and all action on its part necessary for the valid execution and delivery of this Bond Guarantee has been duly and effectively taken, and this Bond Guarantee is the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, subject to any applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally from time to time in effect, and to applicable equitable principles.

(b)    The execution and delivery of this Bond Guarantee has been duly authorized by all necessary action, and the Guarantor’s execution and delivery of this Bond Guarantee, the Guarantor’s consummation of the transactions contemplated on its part thereby, and the Guarantor’s fulfillment of or compliance with the terms and conditions of this Bond Guarantee, do not conflict with or result in a material breach of the Articles of Incorporation, or any material agreement or instrument to which the Guarantor is now a party or by which the Guarantor is bound (except for any such breaches for which the Guarantor has obtained a waiver or a required consent), or constitutes a material default (or would constitute a material default with due notice or the passage of time or both) under any of the foregoing.

(c)    All orders and approvals have been received and will be in effect prior to the Date of Delivery of the Bonds, and, no further consent, approval, authorization or order of, or registration with, any court or governmental or regulatory agency or body is required with respect to the Guarantor for the execution, delivery and performance by the Guarantor of this Bond Guarantee.

(d)    No litigation, proceedings or investigations are pending or, to the knowledge of the Guarantor, threatened against the Guarantor seeking to restrain, enjoin or in any way limit the approval or the execution and delivery of this Bond Guarantee, or which would in any manner challenge or adversely affect the corporate existence, power and authority of the Guarantor to enter into and carry out the transactions described in or contemplated by, or the execution, delivery, validity or performance by the Guarantor of, this Bond Guarantee. In addition, except as described in the Limited Offering Memorandum (including all documents incorporated by reference therein), no litigation, proceedings or investigations are pending or, to the knowledge of the Guarantor, threatened in writing against the Guarantor, except litigation, proceedings or investigations involving claims for which the probable ultimate recoveries and the estimated costs and expenses of defense, in the opinion of the Guarantor, (i) will be entirely within the applicable insurance policy limits (subject to applicable deductibles) or are not in excess of the total of the available assets held under applicable self-insurance programs or (ii) will not have a material adverse effect on the operations or condition, financial or otherwise, of the Guarantor.

(e)    The Guarantor is not in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any indenture, agreement, lease or instrument which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business or properties of the Guarantor.

Concurrently with the Date of Delivery of the Bonds, the Guarantor shall execute and deliver a certificate reaffirming the foregoing representations and warranties as of the Date of Delivery.

ARTICLE II

COVENANTS AND AGREEMENTS

Section 2.1.    Obligations Guaranteed. (a) The Guarantor hereby unconditionally guarantees to the Trustee for the benefit of the Bondholders (i) the due and punctual payment of the principal of and premium, if any, on the Bonds when and as the same shall become due and payable as provided in the Indenture, whether at the stated maturity thereof, by declaration of acceleration, call for redemption or otherwise, and (ii) the due and punctual payment of interest on the Bonds, and, to the extent permitted by law, interest on overdue interest and premium, when and as the same shall become due and payable as provided in the Indenture, (iii) the due and punctual payment of the Purchase Price of the Bonds when and as the same shall become due and payable as provided in the Indenture, and (iv) the due performance and compliance by the Company with all of the terms, conditions and agreements contained in the Loan Agreement (including, without limitation, its obligation to indemnify and reimburse the Trustee pursuant to the terms thereof). All payments by the Guarantor hereunder shall be paid in lawful money of the United States of America. Each and every default in payment of the principal or Purchase Price of, premium, if any, or interest on any Bond, or interest on overdue interest or premium, shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

(b)    The Guarantor hereby agrees that its obligations under this Bond Guarantee shall be guarantees of payment and shall be unconditional, irrespective of and unaffected by the validity, regularity or enforceability of the Bonds, the Loan Agreement, the Indenture or this Bond Guarantee, or of any amendment thereto or hereto, the absence of any action to enforce the same, the waiver or consent by any Holder or by the Trustee with respect to any provisions thereof or of this Bond Guarantee, the entry of any judgment against the Company, the Guarantor or any other Subsidiary Guarantor or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor.

Section 2.2.    Guarantor’s Waiver. (a) The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company or the Authority, any right to require a proceeding first against the Company, protest or notice with respect to the Bonds or the indebtedness evidenced thereby and all demands whatsoever, and covenants that the Bond Guarantee will not be discharged except by complete performance of the obligations contained in the Bonds, the Indenture and the Loan Agreement, or as otherwise specifically provided therein and herein.

(b)    The Guarantor hereby waives and relinquishes:

(i)    any right to require the Trustee, the Authority, the Holders or the Company (each, a “Benefited Party”) to proceed against the Company, the Subsidiaries of the Company or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party’s power before proceeding against the Guarantor;

(ii)    any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons;

(iii)    demand, protest and notice of any kind (except as expressly required by this Bond Guarantee), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Guarantor, the Company, the Subsidiaries of the Company, any Benefited Party, any creditor of the Guarantor, the Company or the Subsidiaries of the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed;

(iv)    any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantor for reimbursement;

(v)    any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(vi)     any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Law; and

(vii)    any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Law.

(c)    The Guarantor further agrees that, as between the Guarantor, on the one hand, and Holders and the Trustee, on the other hand, (i) for purposes of this Bond Guarantee, the maturity of the Bonds may be accelerated as provided in Section 7.02 of the Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Bonds, and (ii) in the event of any acceleration of the Bonds (whether or not due and payable) the Bonds shall forthwith become due and payable by the Guarantor for purposes of this Bond Guarantee.

(d)    This Bond Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment, or any part thereof, of principal or Purchase Price of, premium, if any, or interest on any of the Bonds is rescinded or must otherwise be returned by the Holders or the Trustee upon the insolvency, bankruptcy or reorganization of the Authority, the Company or the Guarantor, all as though such payment had not been made.

(e)    The Guarantor shall be subrogated to all rights of the Holders against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Bond Guarantee or the Loan Agreement; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments until the principal of, premium, if any, and interest on all Bonds shall have been paid in full.

Section 2.3.    Limitation on Guarantor’s Liability. The Guarantor and by its acceptance hereof the Trustee and each Holder, hereby confirms that it is the intention of all such parties that this Bond Guarantee by the Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under this Bond Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Bond Guaranty executed and delivered pursuant to Section 5.10(b) of the Loan Agreement, result in the obligations of the Guarantor under this Bond Guarantee not constituting a fraudulent transfer or conveyance under applicable federal or state law.

Section 2.4.    Releases of Bond Guarantee. This Bond Guarantee will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect):

(1)    upon a legal defeasance or satisfaction and discharge of the Indenture that complies with the provisions of Article X of the Indenture; or

(2)    upon payment in full of the aggregate principal amount of all Bonds then outstanding and all other financial obligations under the Loan Agreement, the Indenture and the Bonds then due and owing.

Upon any occurrence giving rise to a release of this Bond Guarantee as specified above, and upon receipt of request of an Authorized Representative of the Company and any other certificates or opinions required under the Indenture, the Trustee will execute any documents reasonably required in order to evidence or effect such release, discharge and termination in respect of this Bond Guarantee, with copies to the Authority. None of the Authority, the Company or the Guarantor will be required to make a notation on the Bonds to reflect any such release, termination or discharge.

Section 2.5.    Application of Certain Terms and Provisions of the Loan Agreement and Indenture to the Guarantor. (a) For purposes of any provision of the Loan Agreement or the Indenture which provides for the delivery by any Subsidiary Guarantor of a certificate of an Authorized Representative or an Opinion of Counsel or both, the definitions of such terms in Section 1.01 of the Indenture shall apply to the Guarantor as if references therein to the Company were references to the Guarantor.

(b)    Any request, direction, order or demand which by any provision of the Loan Agreement or the Indenture is to be made by the Guarantor shall be sufficient if evidenced by a certificate of an Authorized Representative of the Guarantor; provided that the definition of such term in Section 1.01 of the Indenture shall apply to the Guarantor as if references therein to the Company were references to the Guarantor.

(c)    Any notice or demand which by any provision of the Loan Agreement or the Indenture is required or permitted to be given or served by the Trustee or by the Holders of Bonds to or on the Guarantor may be given or served as described in Section 11.08 of the Indenture.

(d)    Upon any demand, request or application by the Guarantor to the Trustee to take any action under the Loan Agreement or the Indenture, the Guarantor shall furnish to the Trustee such certificates and opinions as are required in the Loan Agreement or the Indenture as if all references therein to the Company were references to the Guarantor.

Section 2.6.    No Waiver or Set-Off. No act of commission or omission of any kind or at any time on the part of the Authority or the Trustee, or their successors and assigns, in respect of any matter whatsoever shall in any way impair the rights of the Trustee to enforce any right, power or benefit under this Bond Guarantee, and no set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature (other than performance by the Guarantor of its obligations hereunder), which the Guarantor has or may have against the Authority or the Trustee or any assignee or successor thereof shall be available hereunder to the Guarantor.

Section 2.7.    Events of Default. (a) An “Event of Default” shall exist if any of the following occurs and is continuing:

(i)    the Guarantor defaults in any guarantee referred to in Section 2.1 hereof and in any case such default continues for five Business Days from the date such payment was due;

(ii)    the Guarantor fails to observe and perform any covenant, condition or agreement (other than such referred to in Section 2.7(a)(i) hereof) of this Bond Guarantee and such failure continues for more than 60 days after written notice (which shall be deemed given upon receipt of registered or certified mailing) of such failure has been given to the Guarantor by the Trustee;

(iii)    any warranty, representation or other statement by the Guarantor contained in this Bond Guarantee is false or misleading in any material respect as of the date made; or

(iv)    the occurrence of an “Act of Bankruptcy,” provided that with respect to the filing of an involuntary petition in bankruptcy or other commencement of a bankruptcy or similar proceeding against the Guarantor, such petition or proceeding shall remain undismissed for 90 days. For purposes of this Section 2.7, “Act of Bankruptcy” shall mean the commencement of a bankruptcy or similar proceeding by or against the Guarantor, as debtor, including, but not limited to, the following: making a general assignment for the benefit of creditors, the commencing of a voluntary case under the Federal Bankruptcy Code or the filing of a petition thereunder, petitioning or applying to any tribunal for the appointment of a receiver or any trustee for the Guarantor or a substantial part of the assets of the Guarantor, commencing any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or the appointment of a receiver or any trustee for the Guarantor or any substantial part of any of the properties of the Guarantor.

(b)    Upon an Event of Default hereunder or under the Indenture and/or the Loan Agreement, the Trustee shall have the right to proceed first and directly against the Guarantor under this Bond Guarantee without resorting to any security held by the Authority or the Trustee under the Indenture.

(c)    All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Bond Guarantee shall, after payment of the cost and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee, be deposited in the Revenue Fund for the benefit of the Bondholders and such moneys shall be applied in accordance with the terms of the Indenture.

(d)    The Trustee shall be under no obligation to institute any suit or to take any remedial action under this Bond Guarantee, or to enter any appearance or in any way defend in any suit in which it may be made defendant, or to take any steps in the enforcement of any rights and powers under this Bond Guarantee upon any default, until it shall be indemnified and/or provided with security to its satisfaction by the Bondholders against any and all liability (including, without limitation, reasonable compensation for services, costs and expenses, outlays, and counsel fees and expenses and other disbursements) not due to its negligence or willful misconduct.

Section 2.8.    Waiver of Notice; Expenses. The Guarantor hereby expressly waives notice from the Trustee or the Bondholders of their acceptance and reliance on this Bond Guarantee. The Guarantor agrees to pay all costs, expenses and fees, including all reasonable attorneys’ fees and expenses, which may be incurred by the Trustee in enforcing or attempting to enforce this Bond Guarantee or protecting the rights of the Trustee or the Bondholders following any default on the part of the Guarantor hereunder, whether the same shall be enforced by suit or otherwise.

Section 2.9.    Assignment; Dissolution or Merger of the Guarantor. (i) The Guarantor may assign this Bond Guarantee to any Person. Except in connection with the release of this Bond Guarantee pursuant to Section 2.4 hereof, or except as provided in paragraph (ii) below, no assignment pursuant to the preceding sentence shall release the Guarantor from any of its obligations hereunder unless 100% of holders of the Outstanding Bonds shall have provided their written consent to such release to the Trustee.

(ii)    Except in connection with the release of this Bond Guarantee pursuant to Section 2.4 hereof, the Guarantor agrees that during the term hereof it will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another entity unless the surviving entity or transferee, as applicable, is a solvent corporation or other entity and, concurrently with such transaction, irrevocably and unconditionally assumes in writing, by means of an instrument which is delivered to the Authority and the Trustee, all of the obligations of the Guarantor herein (unless the Guarantor is the survivor, in which case no such written assumption shall be required). Upon any dissolution, disposition, merger or consolidation in accordance with the preceding sentence, the successor entity formed by such consolidation or into which the Guarantor is merged or to which such disposition is made shall succeed to , and be substituted for, and shall exercise every right and power of, the Guarantor under this Bond Guarantee with the same effect as if such successor entity had been named as the Guarantor herein,. Upon any dissolution or disposition in accordance with the next preceding sentence where the Guarantor is not the surviving entity, the Guarantor shall automatically be released from all of its obligations hereunder.

Section 2.10.    Benefit and Enforcement. This Bond Guarantee shall not be deemed to create any right, or to be in whole or in part for the benefit of any person other than the Trustee, the Guarantor, the Bondholders, and their permitted successors and assigns. This Bond Guarantee is entered into by the Guarantor for the benefit of the Trustee, the registered owners from time to time of the Bonds and any successor Trustee or Trustees under the Indenture and may be enforced by or on behalf of the registered owners of the Bonds only by the Trustee by such actions, suits and proceedings, at law or in equity, as it may be advised shall be necessary or expedient to preserve and protect its interest and the interests of the Bondholders hereunder. However, the Trustee shall proceed to enforce this Bond Guarantee upon written request of the registered owners of not less than 25% in aggregate principal amount of the Bonds then Outstanding and upon being indemnified and/or provided with security for its expenses and any liability to be incurred by the Trustee other than liability arising from its willful misconduct or gross negligence in connection with any action so taken (as determined in a final non-appealable decision by a court of competent jurisdiction). The Trustee shall have all of the rights, benefits, protections, privileges, indemnities, powers and immunities afforded to it under the Indenture and the Loan Agreement in accepting and in acting as Trustee under this Bond Guarantee.

ARTICLE III

MISCELLANEOUS

Section 3.1.    Effective Date; Termination. The obligations of the Guarantor hereunder shall arise absolutely and unconditionally upon the Date of Delivery of the Bonds. This Bond Guarantee shall terminate as set forth in Section 2.4 hereof.

Section 3.2.    Remedies Not Exclusive. No remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given under this Bond Guarantee or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Trustee to exercise any remedy reserved to it in this Bond Guarantee, it shall not be necessary to give any notice. In the event any provision contained in this Bond Guarantee should be breached, and thereafter duly waived, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Bond Guarantee shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties to this Bond Guarantee.

Section 3.3.    Amendments. (a) The Trustee, without the consent of or notice to any of the Bondholders, may enter into any amendment, change or modification of this Bond Guarantee as may be required (i) by the provisions of this Bond Guarantee, the Loan Agreement or the Indenture, (ii) for the purpose of curing any ambiguity, formal defect or formal omission, or (iii) so as to add additional rights acquired in accordance with the provisions of the Loan Agreement or this Bond Guarantee, as the case may be; provided that no such action pursuant to clause (ii) above is to the material prejudice of the Holders of the Bonds.

(b)    Except in the case of modifications, alterations, amendments or supplements referred to in Section 3.3(a) hereof, the Trustee shall not consent to, any amendment, alteration, supplement or modification of this Bond Guarantee without the written approval or consent of the Holders of at least a majority in aggregate principal amount of the Bonds then Outstanding given and procured in the same manner as provided in Section 9.01 of the Indenture with respect to Supplemental Indentures; provided, however, that, unless approved in writing by the Holders of all Bonds affected thereby, nothing herein contained shall permit, or be construed as permitting, a change in the obligations of the Guarantor under Section 2.1 of this Bond Guarantee.

Before the Trustee shall consent to, any modification, alteration, amendment or supplement to the Bond Guarantee pursuant to this Section 3.3, there shall have been delivered to the Authority and the Trustee (i) an Approving Opinion and/or Opinion of Counsel with respect to such modification, alteration, amendment or supplement and further stating that such modification, alteration, amendment or supplement is authorized or permitted by the Bond Guarantee or the Indenture and (ii) an opinion of counsel to the Guarantor to the effect that such modification, alteration, amendment or supplement will, upon execution and delivery thereof, be valid and binding upon the Guarantor in accordance with its terms. The Trustee will not be obligated to enter into any such modification, alteration, amendment or supplement to the Bond Guarantee that would materially alter its rights, benefits, protections, privileges, indemnities, powers and immunities under the Indenture, the Loan Agreement or this Bond Guarantee.

Section 3.4.    Entire Agreement; Counterparts. This Bond Guarantee constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Section 3.5.    Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections contained in this Bond Guarantee shall not affect the validity or enforceability of the remaining portions of this Bond Guarantee, or any part thereof.

SECTION  3.6.    GOVERNING LAW. THIS BOND GUARANTEE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS. NOTHING CONTAINED IN THIS SECTION 3.6 SHALL AFFECT THE RIGHT OF ANY PARTY TO COMMENCE ANY ACTION, SUIT OR PROCEEDING IN CONNECTION WITH ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS BOND GUARANTEE OR ANY ALLEGED BREACH HEREOF IN ANY COURT OF COMPETENT JURISDICTION.

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IN WITNESS WHEREOF, the parties hereto have caused this Bond Guarantee to be executed in their names and on their behalf by their respective duly authorized officers as of the date first above written.

NAVISTAR, INC., as Guarantor

By:	/s/ Anthony A. Aiello
Name: Anthony A. Aiello
Title: Vice President and Assistant Treasurer

CITIBANK, N.A., as Trustee

By:	/s/ Paolo Ippolito
Name: Paolo Ippolito
Title: Senior Trust Officer

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